                                                                  EXHIBIT (k)(6)

               LEHMAN BROTHERS/FIRST TRUST INCOME OPPORTUNITY FUND

                        FORM OF AUCTION AGENCY AGREEMENT

                        dated as of               , 2003

                                 relating to the

                  Money Market Cumulative Preferred Shares

                                       of

               LEHMAN BROTHERS/FIRST TRUST INCOME OPPORTUNITY FUND


                              THE BANK OF NEW YORK,
                                as Auction Agent
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                            AUCTION AGENCY AGREEMENT

      This Auction Agency Agreement (this "Agreement"), dated as of , 2003, is between Lehman Brothers/First Trust Income Opportunity Fund (the "Fund") and The Bank of New York, a New York banking corporation.

      The Fund proposes to issue an aggregate amount of shares of its Money Market Cumulative Preferred Shares, no par value per share, liquidation preference of $25,000 per share (the "Preferred Shares"), authorized by, and subject to the terms and conditions of, the Second Amended and Restated By-laws.

      The Fund desires that The Bank of New York perform certain duties as agent in connection with each Auction of Preferred Shares (in such capacity, the "Auction Agent"), and as the transfer agent, registrar, dividend paying agent and redemption agent with respect to the Preferred Shares (in such capacity, the "Paying Agent"), upon the terms and conditions set forth in this Agreement, and the Fund hereby appoints The Bank of New York as said Auction Agent and Paying Agent in accordance with those terms and conditions.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Fund and the Auction Agent agree as follows:

I.    DEFINITIONS AND RULES OF CONSTRUCTION.

      1.1 Terms Defined by Reference to the Second Amended and Restated By-laws.

      Capitalized terms used herein but not defined herein shall have the respective meanings specified in the Second Amended and Restated By-laws.

      1.2   Certain Defined Terms.

      As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

            (a) "Agent Member" shall mean a member of, or participant in, the Securities Depository that will act on behalf of a Beneficial Owner of one or more Preferred Shares or on behalf of a Potential Beneficial Owner.

            (b) "Auction" shall have the meaning specified in Section 2.1 hereof.

            (c) "Auction Procedures" shall mean the procedures as from time to time in effect for conducting Auctions that are set forth in Section 10 of
Article VIII of the Second Amended and Restated By-laws.

            (d) "Authorized Officer" shall mean each Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent assigned to the Dealing and Trading Group of its Corporate Trust Department and every other officer or employee of the Auction
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Agent designated as an "Authorized Officer" for purposes hereof in a written communication from the Auction Agent to the Fund.

            (e) "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a broker-dealer substantially in the form attached hereto as Exhibit A.

            (f) "Closing" shall mean the date the Fund consummates the transactions for the issuance and sale of the Preferred Shares.

            (g) "Fund Officer" shall mean the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Fund and every other officer or employee of the Fund designated as a "Fund Officer" for purposes hereof in a notice from the Fund to the Auction Agent.

            (h) "Holder" shall be a holder of record of one or more Preferred Shares, listed as such in the share register maintained by the Paying Agent pursuant to Section 4.6 hereof.

            (i)   "Rate Multiple" shall having the meaning assigned to it in
Section 2.8.

            (j) "Second Amended and Restated By-laws" shall mean the Second Amended and Restated By-laws of the Fund in effect at the time the Registration Statement relating to the Preferred Shares is declared effective by the Securities and Exchange Commission, specifying the powers, preferences and rights of the Preferred Shares.

            (k) "Settlement Procedures" shall mean the Settlement Procedures attached as Exhibit A to the Broker-Dealer Agreement.

      1.3   Rules of Construction.

      Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

            (a) Words importing the singular number shall include the plural number and vice versa.

            (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

            (c) The words "hereof," "herein," "hereto" and other words of similar import refer to this Agreement as a whole.

            (d) All references herein to a particular time of day shall be to New York City time.

II.   THE AUCTION.

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      2.1   Purpose; Incorporation by Reference of Auction Procedures and
Settlement Procedures.

            (a) The Board of Trustees of the Fund has adopted a resolution appointing The Bank of New York as Auction Agent for purposes of the Auction Procedures. The Auction Agent hereby accepts such appointment and agrees that, on each Auction Date, it shall follow (i) the procedures set forth in this
Section 2 and (ii) the Auction Procedures for the purpose of determining the Applicable Rate for the Preferred Shares for the next Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

            (b) All of the provisions contained in the Auction Procedures and in the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein. In the case of any conflict between the terms of any document incorporated herein by reference and the terms hereof, the terms herein shall control.

      2.2 Preparation for Each Auction; Maintenance of Registry of Existing Holders.

            (a) As of the date hereof, the Fund shall provide the Auction Agent with a list of the Broker-Dealers and shall deliver to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by each such Broker-Dealer. The Auction Agent shall keep such list current and accurate and shall indicate thereon the identity of each Existing Holder, if any, whose most recent Order was submitted and resulted in such Existing Holder continuing to hold or purchase Preferred Shares. Not later than five Business Days prior to any Auction Date for which any change in such list of Broker-Dealers is to be effective, the Fund shall notify the Auction Agent in writing of such change and, if any such change is the addition of a Broker-Dealer to such list, the Fund shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

            (b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent shall have given the notice referred to in clause (vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent reasonably deems practicable, shall give notice of such change to the Broker-Dealers not later than the earlier of 9:15 a.m. on the new Auction Date or 9:15 a.m. on the old Auction Date.

            (c) The provisions contained in Section 2 of Article VIII of the Second Amended and Restated By-laws concerning Special Dividend Periods and the notification of a Special Dividend Period will be followed by the Fund and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

            (d) (i) On each Auction Date, the Auction Agent shall determine the Maximum Applicable Rate. Not later than 9:30 a.m. on each Auction Date, the Auction Agent shall notify the Fund and the Broker-Dealers of the Maximum Applicable Rate.

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            (ii)  If the Reference Rate is the applicable "AA" Financial
Composite Commercial Paper Rate and such rate is to be based on rates supplied by Commercial Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of the applicable "AA" Financial Composite Commercial Paper Rate, the Auction Agent shall promptly notify the Fund so that the Fund can determine whether to select a substitute Commercial Paper Dealer or substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers. The Fund promptly shall advise the Auction Agent of any such selection. If the Fund does not select any such substitute Commercial Paper Dealer or substitute Commercial Paper Dealers, then the rates shall be supplied by the remaining Commercial Paper Dealer or Commercial Paper Dealers if any, and if there is no such Commercial Paper Dealer or Commercial Paper Dealers, by the Auction Agent.

            (e) (i) The Auction Agent shall maintain a current registry of the Existing Holders of the Preferred Shares for purposes of each individual Auction based on the information provided to it from time to time by the Broker-Dealer. The Fund shall use commercially reasonable efforts to provide or cause to be provided to the Auction Agent within ten Business Days following the date of the Closing a list of the initial Existing Holders of Preferred Shares, the number of shares purchased by each such Existing Holder and the respective Broker-Dealer of each such Existing Holder through which such Existing Holder purchased such Preferred Shares. The Auction Agent may rely upon, as conclusive evidence of the identities of the Existing Holders, such list, the results of each Auction and notices from any Existing Holder, the Agent Member of any Existing Holder or the Broker-Dealer of any Existing Holder with respect to such Existing Holder's transfer of any Preferred Shares to another Person.

            (ii) In the event of any partial redemption of Preferred Shares, upon notice by the Fund to the Auction Agent of such partial redemption, the Auction Agent promptly shall request the Securities Depository to notify the Auction Agent of the identities of the Agent Members (and the respective numbers of Preferred Shares) from the accounts of which Preferred Shares have been called for redemption and the person or department at such Agent Member to contact regarding such redemption. At least two Business Days prior to the Auction preceding the date of redemption, the Auction Agent shall request each Agent Member so identified to disclose to the Auction Agent (upon selection by such Agent Member of the Existing Holders whose Preferred Shares are to be redeemed) the number of Preferred Shares of each such Existing Holder, if any, to be redeemed by the Fund, provided that the Auction Agent has been furnished with the name and telephone number of a person or department at such Agent Member from which it is to request such information. In the absence of receiving any such information with respect to an Existing Holder, from such Existing Holder's Agent Member or otherwise, the Auction Agent may continue to treat such Existing Holder as having ownership of the number of Preferred Shares shown in the Auction Agent's registry of Existing Holders.

            (iii) The Auction Agent shall register a transfer of the ownership of Preferred Shares from an Existing Holder to another Existing Holder, or to another Person if permitted by the Fund, only if (A) such transfer is made pursuant to an Auction or (B) if such transfer is made other than pursuant to an Auction, the Auction Agent has been notified of such transfer in writing, in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreement, by such Existing Holder or by the Agent Member of such Existing Holder only to or through a

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Broker-Dealer that has entered into a Broker-Dealer Agreement with the Auction
Agent and the Fund or other persons as the Fund permits. The Auction Agent is not required to accept any notice of transfer delivered for an Auction unless it is received by the Auction Agent by 12:00 noon of the Auction Date. The Auction Agent shall rescind a transfer made on the registry of the Existing Holders of any Preferred Shares if the Auction Agent has been notified in writing, in a notice substantially in the form of Exhibit D to the Broker-Dealer Agreement, by the Agent Member or the Broker-Dealer of any Person that (i) purchased any Preferred Shares and the seller failed to deliver such Preferred Shares or (ii) sold any Preferred Shares and the purchaser failed to make payment to such Person upon delivery to the purchaser of such Preferred Shares.

            (f) The Auction Agent may, but shall have no obligation to, request that the Broker-Dealers, as set forth in Section 3.2(b) of the Broker-Dealer Agreements, provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Beneficial Owners of Preferred Shares. The Auction Agent shall keep confidential any such information and shall not disclose any such information so provided to any Person other than the relevant Broker-Dealer and the Fund, provided that the Auction Agent reserves the right to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure; (b) it is advised by its counsel in writing that its failure to do so would be unlawful; or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

      2.3   Auction Schedule.

      Subject to Article VIII of the Second Amended and Restated By-laws, the Auction Agent shall normally conduct Auctions on the Business Day immediately prior to the start of each Dividend Period (usually every fourth) in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to each Broker-Dealer. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

Time                                    Event
--------------------------              ----------------------------------------
By 9:30 a.m.                            The Auction Agent shall advise the Fund
                                        and the Broker-Dealers of the Reference
                                        Rate and the Maximum Applicable Rate as
                                        set forth in Section 2.2(d)(i) hereof.

9:30 a.m. - 1:00 p.m.                   The Auction Agent shall assemble
                                        information communicated to it by
                                        Broker-Dealers as provided in Section
                                        10(c) of Article VIII of the Second
                                        Amended and Restated By-laws. Submission
                                        deadline is 1:00 p.m.

Not earlier than 1:00 p.m.              The Auction Agent shall make

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
                                        determinations pursuant to Section
                                        10(d)(A) of Article VIII of the Second
                                        Amended and Restated By-laws.

By approximately 3:00 p.m.              The Auction Agent shall advise the Fund
                                        of the results of the Auction as
                                        provided in Section 10(d)(B) of Article
                                        VIII of the Second Amended and Restated
                                        By-laws. Submitted Bid Orders and
                                        Submitted Sell Orders will be accepted
                                        and rejected in whole or in part and
                                        Preferred Shares will be allocated as
                                        provided in Section 10(e) of Article
                                        VIII of the Second Amended and Restated
                                        By-laws.


                                        The Auction Agent shall give notice of
                                        the Auction results as set forth in
                                        Section 2.4 hereof.

      The Auction Agent will follow the Bond Market Association's Market Practice U.S. Holiday Recommendations for shortened trading days for the bond markets (the "BMA Recommendation") unless the Auction Agent is instructed otherwise. In the event of a BMA Recommendation on an Auction Date, the Submission Deadline will be 11:30 a.m., instead of 1:00 p.m., and as a result the notice set forth in Section 2.4 will occur earlier.

      2.4   Notice of Auction Results.

      The Auction Agent will advise each Broker-Dealer who submitted a Bid or Sell Order in an Auction whether such Bid or Sell Order was accepted or rejected in whole or in part and of the Applicable Rate for the next Dividend Period for the related Preferred Shares by telephone or other electronic means acceptable to the parties. The Auction Agent, unless instructed otherwise in writing by the Fund, is authorized to release the Winning Bid Rate after each auction for public dissemination.

      2.5   Broker-Dealers.

            (a) Not later than 3:00 p.m. on each Dividend Payment Date, the Auction Agent after each Auction will pay a service charge from funds provided by the Fund to each Broker-Dealer on the basis of the purchase price of Preferred Shares placed by such Broker-Dealer at such Auction. The service charge shall be (i) in the case of any Auction Date immediately preceding a Dividend Period, the product of (A) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 365, times (B) 1/4 of 1%, times (C) $25,000 times (D) the sum of (I) the aggregate number of Preferred Shares placed by the Broker-Dealer in the applicable Auction that were either (x) the subject of a Submitted Bid of a Beneficial Owner submitted by the Broker-Dealer and continued to be held as a result of such submission or (y) the subject of a Submitted Bid of a Potential Beneficial

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Owner submitted by the Broker-Dealer and were purchased as a result of such submission plus (II) the aggregate number of Preferred Shares subject to valid Hold Orders (determined in accordance with Section 10(b) of Article VIII of the Second Amended and Restated By-laws) submitted to the Auction Agent by the Broker-Dealer plus (III) the number of Preferred Shares deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 10(b) of Article VIII of the Second Amended and Restated By-laws that were acquired by the Broker-Dealer for its own account or were acquired by such Beneficial Owners through the Broker-Dealer; and (ii) in the case of any Special Dividend Period, the amount determined by mutual consent of the Fund and any such Broker-Dealer or Broker-Dealers, based upon a selling concession that would be applicable to an underwriting of fixed or variable rate Preferred Shares with a similar final maturity or variable rate dividend period, respectively, at the commencement of such Special Dividend Period. For the purposes of the preceding sentence, the Preferred Shares shall be placed by a Broker-Dealer if such shares were (i) the subject of Hold Orders deemed to have been made by Beneficial Owners that were acquired by such Beneficial Owners through such Broker-Dealer or (ii) the subject of any of the following Orders submitted by such Broker-Dealer: (A) a Submitted Bid of a Beneficial Owner that resulted in such Beneficial Owner's continuing to hold such shares as a result of the Auction, (B) a Submitted Bid of a Potential Beneficial Owner that resulted in such Potential Beneficial Owner's purchasing such shares as a result of the Auction or (C) a Submitted Hold Order. For the avoidance of doubt, only one Broker-Dealer shall be considered to have placed a particular Preferred Share at any particular Auction for purposes of this Section 2.5(a).

            (b) The Fund shall not designate any Person to act as a Broker-Dealer, or permit an Existing Holder or a Potential Beneficial Owner to participate in Auctions through any Person other than a Broker-Dealer, without the prior written approval of the Auction Agent, which approval shall not be withheld unreasonably. Notwithstanding the foregoing, the Fund may designate an Affiliate or Lehman Brothers Inc. to act as a Broker-Dealer.

            (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Fund.

            (d) Subject to Section 2.5(b) hereof, the Auction Agent from time to time shall enter into such Broker-Dealer Agreements as the Fund shall request.

            (e)   The Auction Agent shall maintain a list of Broker-Dealers.

      2.6 Ownership of Preferred Shares and Submission of Bids by the Fund and Its Affiliates.

      Neither the Fund nor any Affiliate of the Fund may submit an Order in any Auction, except that an Affiliate of the Fund that is a Broker-Dealer may submit an Order. The Fund shall notify the Auction Agent if the Fund or, to the best of the Fund's knowledge, any Affiliate of the Fund becomes a Beneficial Owner of any Preferred Shares. Pursuant to the Second Amended and Restated By-laws of the Fund, the Fund and its Affiliates shall be prohibited from reissuing and its Affiliates (other than an Underwriter) will be prohibited from transferring (other than to the Fund or pursuant to an Auction) any Preferred Shares they may acquire. The restrictions in this Section 2.6 shall in no way limit the activities of the Auction Agent. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.6.

      2.7   Access to and Maintenance of Auction Records.

      The Auction Agent shall afford to the Fund, its agents, independent public accountants and counsel, access at reasonable times during normal business hours to review and make extracts or copies (at the Fund's sole cost and expense) of all books, records, documents and other information concerning the conduct and results of Auctions, provided that any such agent, accountant or counsel shall furnish the Auction Agent with a letter from the Fund requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of at least six years after such Auction, and such records, in reasonable detail, shall accurately and fairly reflect the actions taken by the Auction Agent hereunder. The Fund agrees to keep confidential any information regarding the customers of any Broker-Dealer received from the Auction Agent in connection with this Agreement or any Auction, and shall not disclose such information or permit the disclosure of such information without the prior written consent of the applicable Broker-Dealer to anyone except such agent, accountant or counsel engaged to audit or review the results of Auctions as permitted by this Section 2.7. The Fund reserves the right to disclose any such information if it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having authority to compel such disclosure, or if it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Broker-Dealer shall have offered indemnification satisfactory to the Fund. Any such agent, accountant or counsel, before having access to such information, shall agree to keep such information confidential and not to disclose such information or permit disclosure of such information without the prior written consent of the applicable Broker-Dealer, provided that such agent, accountant or counsel may reserve the right to disclose any such information if it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having authority to compel such disclosure, or if it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Broker-Dealer shall have offered indemnification satisfactory to such agent, accountant or counsel.

      2.8   Information Concerning Rates.

      If there is any change in the credit rating of Preferred Shares by the Rating Agency (or substitute or successor rating agencies) that results in any change in the applicable percentage of the "AA" Financial Composite Commercial Paper Rate used to determine the Maximum Applicable Rate for Preferred Shares (the "Rate Multiple"), the Fund shall notify the Auction Agent of such change in the Rate Multiple prior to the Auction Date. In determining the Maximum Applicable Rate on any Auction Date, the Auction Agent shall be entitled to rely on the last Rate Multiple for Preferred Shares of which it has most recently received notice from the Fund .

III.  THE AUCTION AGENT AS PAYING AGENT.

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      3.1   The Paying Agent.

      The Board of Trustees of the Fund has adopted resolutions appointing The Bank of New York as Auction Agent and Paying Agent. The Paying Agent hereby accepts such appointment and agrees to act in accordance with its standard procedures and the provisions of the Second Amended and Restated By-laws which are specified herein with respect to the Preferred Shares and as set forth in this Section 3.

      3.2   The Fund's Notices to the Paying Agent.

      Whenever any Preferred Shares are to be redeemed, the Fund shall mail a Notice of Redemption by first-class mail, postage prepaid, to each Holder of Preferred Shares being redeemed and to the Paying Agent pursuant to the Second Amended and Restated By-laws.

      3.3   The Fund to Provide Funds for Dividends and Redemptions.

            (a) Not later than 12:00 noon on each Dividend Payment Date, the Fund shall deposit with the Paying Agent an aggregate amount of Federal Funds or similar same-day funds equal to the declared dividends to be paid to Holders on such Dividend Payment Date and shall give the Paying Agent irrevocable instructions to apply such funds to the payment of such dividends on such Dividend Payment Date.

            (b) If the Fund shall give a Notice of Redemption, then by 12:00 noon on the date fixed for redemption, the Fund shall deposit in trust with the Paying Agent an aggregate amount of Federal Funds or similar same-day funds sufficient to redeem such Preferred Shares called for redemption and shall give the Paying Agent irrevocable instructions and authority to pay the redemption price to the Holders of Preferred Shares called for redemption upon surrender of the certificate or certificates therefor.

      3.4   Disbursing Dividends and Redemption Price.

      After receipt of the Federal Funds or similar same-day funds and instructions from the Fund described in Section 3.3 above, the Paying Agent shall pay to the Holders (or former Holders) entitled thereto (i) on each corresponding Dividend Payment Date, dividends on the Preferred Shares, and (ii) on any date fixed for redemption, the redemption price of any Preferred Shares called for redemption. The amount of dividends for any Dividend Period to be paid by the Paying Agent to Holders will be determined by the Fund as set forth in Section 2 of Article VIII of the Second Amended and Restated By-laws. The redemption price to be paid by the Paying Agent to the Holders of any Preferred Shares called for redemption will be determined as set forth in Section 4 of
Article VIII of the Second Amended and Restated By-laws. The Paying Agent shall have no duty to determine the redemption price and may conclusively rely on the amount thereof set forth in the Notice of Redemption.

IV.   THE PAYING AGENT AS TRANSFER AGENT AND REGISTRAR.

      4.1   Original Issue of Share Certificates.

      On the Date of Original Issue for any Preferred Share, one certificate for Preferred Shares shall be issued by the Fund and registered in the name of Cede & Co., as nominee of the Securities Depository, and countersigned by the Paying Agent.

      4.2   Registration of Transfer or Exchange of Shares.

      Except as provided in this Section 4.2, the Preferred Shares shall be registered solely in the name of the Securities Depository or its nominee. If the Securities Depository shall give notice of its intention to resign as such, and if the Fund shall not have selected a substitute Securities Depository acceptable to the Paying Agent prior to such resignation, then, upon such resignation of the Securities Depository, the Preferred Shares, at the Fund's request, may be registered for transfer or exchange, and new certificates thereupon shall be issued in the name of the designated transferee or transferees, upon surrender of the old certificate in form deemed by the Paying Agent to be properly endorsed for transfer with (a) all necessary endorsers' signatures guaranteed in such manner and form and by such guarantor as the Paying Agent may reasonably require, (b) such assurances as the Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and (c) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes in connection with any registration of transfer or exchange or funds necessary for the payment of such taxes. If there is no Securities Depository, at the Fund's option and upon its receipt of such documents as it deems appropriate, any Preferred Shares may be registered in the Stock Register in the name of the Beneficial Owner thereof, and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates thereof upon transfer or exchange thereof.

      4.3   Removal of Legend.

      Any request for removal of a legend indicating a restriction on transfer from a certificate evidencing Preferred Shares shall be accompanied by an opinion of counsel stating that such legend may be removed and such Preferred Shares may be transferred free of the restriction described in such legend, said opinion to be delivered under cover of a letter from a Fund Officer authorizing the Paying Agent to remove the legend on the basis of said opinion.

      4.4   Lost, Stolen or Destroyed Share Certificates.

      The Paying Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Fund and by the Paying Agent, subject at all times to provisions of law, the Second Amended and Restated By-laws governing such matters and resolutions adopted by the Fund with respect to lost, stolen or destroyed securities. The Paying Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Fund to the Paying Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Fund to the Paying Agent that such issuance will comply with provisions of applicable law and the Second Amended and Restated By-laws and resolutions of the Fund.

      4.5   Disposition of Canceled Certificates; Record Retention.

      The Paying Agent shall retain share certificates which have been canceled in transfer or in exchange and accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission (the "Commission") for at least six calendar years from the date of such cancellation. The Paying Agent, upon written request by the Fund, shall afford to the Fund, its agents and counsel access at reasonable times during normal business hours to review and make extracts or copies (at the Fund's sole cost and expense) of such certificates and accompanying documentation. Upon the expiration of this six-year period, the Paying Agent, upon written request by the Fund, shall deliver to the Fund the canceled certificates and accompanying documentation. In the event that the Commission requests that any or all such records be furnished to it, the Paying Agent shall provide the Fund with prompt written notice of such request so that the Fund may appeal such request and the Paying Agent shall cooperate with the Fund in any such appeal. In the event that such appeal is unsuccessful, the Paying Agent shall be permitted to furnish to the Commission, either at its principal office or at any regional office, complete, correct and current hard copies of any and all records that were requested by the Commission provided that the Paying Agent shall exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to such records. Thereafter, such records shall not be destroyed by the Fund without the approval of the Paying Agent, which approval shall not be withheld unreasonably, but will be safely stored for possible future reference.

      4.6   Share Register.

      The Paying Agent shall maintain the share register, which shall contain a list of the Holders, the number of Preferred Shares held by each Holder and the address of each Holder. The Paying Agent shall record in the share register any change of address of a Holder upon notice by such Holder. In case of any written request or demand for the inspection of the share register or any other books of the Fund in the possession of the Paying Agent, the Paying Agent will notify the Fund and secure instructions as to permitting or refusing such inspection. The Paying Agent reserves the right, however, to exhibit the share register or other records to any person in case it is (a) ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

      4.7   Return of Funds.

      Any funds deposited with the Paying Agent by the Fund for any reason (other than for the payment of amounts due to the Auction Agent and/or Paying Agent) under this Agreement, including for the payment of dividends or the redemption of Preferred Shares, that remain with the Paying Agent after 90 days shall be repaid to the Fund upon written request by the Fund. Such funds, while deposited with the Auction Agent, will be held in trust for the payment of the applicable dividend, redemption price or, as may be applicable under the Second Amended and Restated By-laws, other charges.

V.    REPRESENTATIONS AND WARRANTIES.

      5.1   Representations and Warranties of the Fund.

            The   Fund represents and warrants to the Auction Agent that:

            (i) the Fund has been duly organized and is validly existing as a statutory trust under the laws of the State of Delaware, and has full power to execute and deliver this Agreement and to authorize, create and issue the Preferred Shares;

            (ii) the Fund is registered with the Commission under the 1940 Act as a closed-end, diversified, management investment company;

            (iii) this Agreement has been duly and validly authorized, executed and delivered by the Fund and constitutes the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

            (iv) the form of the certificate evidencing the Preferred Shares complies with all applicable laws of the State of Delaware;

            (v) the Preferred Shares have been duly and validly authorized by the Fund and, upon completion of the initial sale of the Preferred Shares and receipt of payment therefor, will be validly issued by the Fund, fully paid and nonassessable;

            (vi) at the time of the offering of the Preferred Shares, the Preferred Shares offered will be registered under the Securities Act and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or will be required in connection with the issuance of the Preferred Shares, except such action as required by applicable state securities laws;

            (vii) the execution and delivery of this Agreement and the issuance and delivery of the Preferred Shares do not and will not conflict with, violate or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Agreement and Declaration of Trust, any order or decree of any court or public authority having jurisdiction over the Fund or any mortgage, indenture, contract, agreement or undertaking to which the Fund is a party or by which it is bound the effect of which conflict, violation, breach or default would be material to the Fund; and

            (viii) no taxes are payable upon or in respect of the execution of this Agreement or will be payable upon or in respect of the issuance of the Preferred Shares.

      5.2   Representations and Warranties of the Auction Agent.

      The Auction Agent represents and warrants to the Fund that:

            (i) The Auction Agent is duly organized and is validly existing as a banking corporation in good standing under the laws of the State of New York and has the corporate power to enter into and perform its obligations under this Agreement;

            (ii) this Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid and binding obligation of the Auction Agent, enforceable against the Auction Agent in accordance with its terms, subject only to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and

            (iii) the execution and delivery of this Agreement does not and will not conflict with, violate or result in a breach of the terms, conditions or provisions of or constitute a default under, the Agreement or any order or decree of any court or public authority having jurisdiction over the Auction Agent or any mortgage, indenture, contract, agreement or undertaking to which the Auction Agent is a party or by which it is bound the effect of which conflict, violation, breach or default would be material to the Auction Agent.

VI.   THE AUCTION AGENT.

      6.1   Duties and Responsibilities.

            (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any Person.

            (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

            (c) In the absence of willful misconduct or gross negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been grossly negligent in ascertaining (or failing to ascertain) the pertinent facts.

      6.2   Rights of the Auction Agent.

            (a) The Auction Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting in accordance with, any communication authorized by this Agreement and any proper written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine and appropriately authorized. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent reasonably believes in good faith, after reasonable inquiry, to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Fund or with the Broker-Dealers or with both.

            (b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel, shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon.

            (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder. Unless otherwise instructed by the Fund in writing, the Auction Agent (i) shall not be obligated to invest any money received by it hereunder and (ii) shall be under no liability for interest on any money received by it hereunder.

            (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

            (e) The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

            (f) The Auction Agent shall not be required to, and does not, make any representations as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own and those of its authorized officers.

            (g) Any corporation into which the Auction Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Auction Agent shall be a party, or any corporation succeeding to the Dealing and Trading business of the Auction Agent shall be the successor of the Auction Agent hereunder, with the consent of the Fund but without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where any instrument of transfer or assignment may be required by law to effect such succession, anything herein to the contrary notwithstanding.

            (h) All the rights, privileges, immunities and protections granted to the Auction Agent herein are deemed granted to the Paying Agent and The Bank of New York in any of the capacities it undertakes in connection with this Agreement.

            (i) Whenever in the administration of the provisions of this Agreement, the Auction Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Auction Agent, be deemed to be conclusively proved and established by a certificate describing such action as requested by the Fund or the Broker Dealer, signed by the Fund or the Broker Dealer, respectively, and delivered to the Auction Agent and such certificate, in the absence of gross negligence or willful misconduct on the part of the Auction Agent, shall be full warrant to the Auction Agent for any action taken or omitted by it under the provisions of this Agreement upon the faith thereof. Upon receipt of any such certificate signed by the Fund or the Broker-Dealer, the Auction Agent shall promptly provide a copy of said certificate to the Broker-Dealer or the Fund, respectively. The Auction Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement, order, approval or other paper or document furnished by the Fund or the Broker-Dealer, except to the extent that such failure to investigate would be deemed grossly negligent.

      6.3   Compensation, Expenses and Indemnification.

            (a) The Fund shall pay to the Auction Agent from time to time reasonable compensation for all services rendered by it under this Agreement and under the Broker-Dealer Agreements as shall be set forth in a separate writing signed by the Fund and the Auction Agent, subject to adjustments if the Preferred Shares no longer are held of record by the Securities Depository or its nominee or if there shall be such other change as shall increase or decrease materially the Auction Agent's obligations hereunder or under the Broker-Dealer Agreements.

            (b) The Fund shall reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of this Agreement and of the Broker-Dealer Agreements (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any expense, disbursement or advance attributable to the Auction Agent's gross negligence or willful misconduct, upon submission to the Fund of reasonable documentation thereof. In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (c) The Fund shall indemnify the Auction Agent and its officers, directors, employees and agents for, and hold them harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Auction Agent arising out of or in connection with its agency under this Agreement and under the Broker-Dealer Agreements, including the costs and expenses of defending themselves against any claim of liability in connection with their exercise or performance of any of their duties hereunder and thereunder, except such as may result from its gross negligence or willful misconduct.

      6.4   Auction Agent's Disclaimer.

      The Auction Agent makes no representation as to the validity or adequacy of the Agreement, the Broker Dealer Agreements or the Preferred Shares except to the extent otherwise set forth in Section 5.2 and except that the Auction Agent hereby represents that the Agreement has been duly authorized, executed and delivered by the Auction Agent and constitutes a legal and binding obligation of the Auction Agent.

VII.  MISCELLANEOUS.

      7.1   Term of Agreement.

            (a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Fund may terminate this Agreement at any time by so notifying the Auction Agent, provided that, if any Preferred Shares remain outstanding, the Fund shall have entered into an agreement with a successor auction agent. The Auction Agent may terminate this Agreement upon prior notice to the Fund on the date specified in such notice, which date shall be no earlier than 60 days after delivery of such notice. If the Auction Agent terminates this Agreement while any Preferred Shares remain outstanding, the Fund shall use its best efforts to enter into an agreement with a successor auction agent containing substantially the same terms and conditions as this Agreement.

            (b) Except as otherwise provided in this Section 7.1(b), the respective rights and duties of the Fund and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The Fund's representations, warranties, covenants and obligations to the Auction Agent under Sections 5.1 and 6.3 hereof shall survive the termination hereof. The Auction Agent's representations, warranties, covenants and obligations under
Section 5.2 hereof shall survive the termination hereof. Upon termination of this Agreement, the Auction Agent shall (i) resign as Auction Agent under the Broker-Dealer Agreements, (ii) at the Fund's request, deliver promptly to the Fund or to another authorized party copies of all books and records maintained by it in connection with its duties hereunder, and (iii) at the request of the Fund, transfer promptly to the Fund or to any successor auction agent any funds deposited by the Fund with the Auction Agent (whether in its capacity as Auction Agent or as Paying Agent) pursuant to this Agreement which have not been distributed previously by the Auction Agent in accordance with this Agreement.

      7.2   Communications.

      Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

If to the Fund,              Lehman Brothers/First Trust Income Opportunity Fund
addressed to:                Attention: Jonathan Morris-Secretary
                             399 Park Avenue
                             New York, New York 10022-3902
                             Telephone No.: (212) 526-1614
                             Facsimile No.: (212) 520-0631

If to the Auction Agent,     The Bank of New York
addressed to:                Corporate Trust Administration

                             100 Church Street, 8th Floor
                             New York, New York 10286
                             Attention: Dealing and Trading Group - Auction Desk Telephone No.: (212) 437-6166
                             Facsimile No.: (212) 437-6123


or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Fund by a Fund Officer and on behalf of the Auction Agent by an Authorized Officer.

      7.3   Entire Agreement.

      This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof, except for written agreements relating to the compensation of the Auction Agent.

      7.4   Benefits.

      Nothing herein, express or implied, shall give to any Person, other than the Fund, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

      7.5   Amendment; Waiver.

            (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

            (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

      7.6   Successors and Assigns.

      This Agreement shall be binding upon, inure to the benefit of and be enforceable by, the respective successors and permitted assigns of each of the Fund and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party, which consent shall not be withheld unreasonably.

      7.7   Severability.

      If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

      7.8   Execution in Counterparts.

      This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      7.9   Governing Law, Jurisdiction, Waiver of Trial By Jury.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK). THE PARTIES AGREE HERETO THAT ALL ACTIONS AND PROCEEDINGS ARISING OUT OF THIS AUCTION AGENCY AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK.

      EACH PARTY WAIVES ANY OBJECTION THAT IT MAY HAVE THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK AND STATE OF NEW YORK WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. EACH OF THE PARTIES HERETO ALSO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                            [Signature pages follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                             LEHMAN BROTHERS/FIRST TRUST INCOME OPPORTUNITY FUND


                             By:
                                ------------------------------------------------
                                  Name:
                                  Title:




                             THE BANK OF NEW YORK


                             By:
                                ------------------------------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT A

                         FORM OF BROKER-DEALER AGREEMENT

      Broker-Dealer Agreement dated as of          , 2003, is between The Bank
of New York, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of Lehman Brothers/First Trust Income Opportunity Fund, as the same may be amended from time to time (the "Fund"), pursuant to authority granted to it in the Auction Agency Agreement between the Fund and the Auction Agent (the "Auction Agency Agreement") and [INSERT NAME OF BROKER-DEALER] (together with its successors and assigns, "BD").

      The Fund has duly authorized and issued, or intends to issue Preferred Shares of Money Market Cumulative Preferred Shares ("Preferred Shares"), pursuant to the Fund's Second Amended and Restated By-laws (as defined below).

      The Fund's Second Amended and Restated By-laws provides that for each subsequent Dividend Period of Preferred Shares then outstanding, the Applicable Rate for the Preferred Shares for each subsequent Dividend Period shall be equal to the rate per annum that results from an Auction for outstanding Preferred Shares of such Preferred Shares on the respective Auction Date therefor immediately preceding the period from and after the Date of Original Issue to and including the last day of the Initial Dividend Period. The Boards of Trustees of the Fund have adopted resolutions appointing The Bank of New York as Auction Agent for purposes of the Auction Procedures, and pursuant to Section
2.5 of the Auction Agency Agreement, the Fund has requested and directed the Auction Agent to execute and deliver this Agreement.

      The Auction Procedures require the participation of one or more Broker-Dealers.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I.    DEFINITIONS AND RULES OF CONSTRUCTION.

      1.1   Terms Defined by Reference to the Second Amended and Restated
            By-laws.

      Capitalized terms used herein but not defined herein shall have the respective meanings specified in the Second Amended and Restated By-laws.

      1.2   Terms Defined Herein.

            As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

            (a) "Auction" shall have the meaning specified in Section 2.1 of the Auction Agency Agreement.

            (b) "Auction Procedures" shall mean the procedures as from time to time in effect for conducting Auctions that are set forth in Section 10 of
Article VIII of the Second Amended and Restated By-laws.

            (c) "Authorized Officer" shall mean each Vice President, Assistant Vice President and Assistant Treasurer of the Auction Agent assigned to the Dealing and Trading Group of its Corporate Trust Department and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a written communication from the Auction Agent to the Fund.

            (d) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

            (e) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

            (f) "Second Amended and Restated By-laws" shall mean the Second Amended and Restated By-laws of the Fund in effect at the time the Registration Statement relating to the Preferred Shares is declared effective by the Securities and Exchange Commission, specifying the powers, preferences and rights of the Preferred Shares.

      1.3   Rules of Construction.

      Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

            (a) Words importing the singular number shall include the plural number and vice versa.

            (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

            (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

            (d) All references herein to a particular time of day shall be to New York City time.

II.   NOTIFICATION OF DIVIDEND.

      The provisions contained in Section 2(c) of Article VIII of the Second Amended and Restated By-laws concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

      III. THE AUCTION.

      3.1   Purpose; Incorporation by Reference of Auction Procedures.

            (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the Preferred Shares for the next Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

            (b) All of the provisions contained in the Auction Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein. In the case of any conflict between the terms of any document incorporated herein by reference and the terms hereof, the terms herein shall control.

            (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in of the Second Amended and Restated By-laws may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

            (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Fund, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

      3.2   Preparation for Each Auction.

            (a) Not later than 9:30 A.M. on each Auction Date for the Preferred Shares, the Auction Agent shall advise BD by telephone of the Reference Rate and the Maximum Applicable Rate in effect on such Auction Date.

            (b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent has given the notice referred to in paragraph
(a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent reasonably deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date. Thereafter, BD promptly shall notify customers of BD that BD believes are Beneficial Owners of Preferred Shares of such change in the Auction Date.

            (c) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of Preferred Shares. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers BD believes are Beneficial Owners of Preferred Shares and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions.

      3.3   Auction Schedule; Method of Submission of Orders.

            (a) The Fund and the Auction Agent shall conduct Auctions for the Preferred Shares in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

Time                                    Event
--------------------------              ----------------------------------------
By 9:30 a.m.                            The Auction Agent shall advise the Fund
                                        and the Broker-Dealers of the Reference
                                        Rate and the Maximum Rate as set forth
                                        in Section 3.2(a) hereof.

9:30 a.m. - 1:00 p.m.                   The Auction Agent shall assemble
                                        information communicated to it by
                                        Broker-Dealers as provided in Section
                                        10(c) of Article VIII of the Second
                                        Amended and Restated By-laws. Submission
                                        Deadline is 1:00 P.M.

Not earlier than 1:00 p.m.              The Auction Agent shall make
                                        determinations pursuant to Section
                                        10(d)(A) of Article VIII of the Second
                                        Amended and Restated By-laws.

By approximately 3:00 p.m.              The Auction Agent shall advise the Fund
                                        of the results of the Auction as
                                        provided in Section 10(d)(B) of Article
                                        VIII of the Second Amended and Restated
                                        By-laws. Submitted Bids and Submitted
                                        Sell Orders will be accepted and
                                        rejected in whole or in part and
                                        Preferred Shares will be allocated as
                                        provided in Section 10(e) of Article
                                        VIII of the Second Amended and Restated
                                        By-laws.


                                        The Auction Agent shall give notice of
                                        the Auction results as set forth in
                                        Section 3.4(a) hereof.

      The Auction Agent will follow the Bond Market Association's Market Practice U.S. Holiday Recommendations for shortened trading days for the bond markets (the "BMA Recommendation") unless the Auction Agent is instructed otherwise. In the event of a BMA Recommendation on an Auction Date, the Submission Deadline will be 11:30 a.m., instead of 1:00 p.m., and as a result the notice set forth in Section 3.3 will occur earlier.

            (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in 10(b)(A) of Article VIII of the Second Amended and Restated By-laws.

            (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

            (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of Preferred Shares, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of Preferred Shares to be transferred to or by any Person that purchased or sold Preferred Shares through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day preceding (in connection with notice delivered pursuant to clause
(i) of the foregoing sentence) or next succeeding (in connection with notice delivered pursuant to clause (ii) of the foregoing sentence) the applicable Auction Date.

      3.4   Notice of Auction Results.

            (a) On each Auction Date, the Auction Agent shall notify BD by telephone as set forth in paragraph (a) of the Settlement Procedures. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

            (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures, and take such other action as is required of BD pursuant to the Settlement Procedures.

      If any Beneficial Owner or Existing Holder selling Preferred Shares in an Auction fails to deliver such Preferred Shares, the Broker-Dealer of any Person that was to have purchased Preferred Shares in such Auction may deliver to such Person a number of whole Preferred Shares that is less than the number of Preferred Shares that otherwise was to be purchased by such Person. In such event, the number of Preferred Shares to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of Preferred Shares shall constitute good delivery. Upon the occurrence of any such failure to deliver Preferred Shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of Preferred Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof.

      3.5   Service Charge to be Paid to BD.

            (a) Not later than 3:00 P.M. on each Dividend Payment Date, the Auction Agent after each Auction will pay a service charge from funds provided by the Fund to BD on the basis of the purchase price of Preferred Shares placed by BD at such Auction. The service charge shall be (i) in the case of any Auction Date immediately preceding each Dividend Period, the product of (A) a fraction the numerator of which is the number of days in such Dividend Period and the denominator of which is 365, times (B) 1/4 of 1%, times (C) $25,000 times (D) the sum of (I) the aggregate number of Preferred Shares placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus
(II) the aggregate number of Preferred Shares subject to valid Hold Orders (determined in accordance with Section 10(b) of Article VIII of the Second Amended and Restated By-laws) submitted to the Auction Agent by BD plus (III) the number of Preferred Shares deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 10(b) of Article VIII of the Second Amended and Restated By-laws that were acquired by BD for its own account or were acquired by such Beneficial Owners through BD; and (ii) in the case of any Special Dividend Period the amount determined by mutual consent of the Fund and BD and shall be based upon a selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, respectively, at the commencement of the Dividend Period with respect to such Auction. For the purposes of the preceding sentence, the Preferred Shares shall be placed by a Broker-Dealer if such shares were (i) the subject of Hold Orders deemed to have been made by Beneficial Owners that were acquired by such Beneficial Owners through such Broker-Dealer or (ii) the subject of any of the following Orders submitted by such Broker-Dealer: (A) a Submitted Bid of a Beneficial Owner that resulted in such Beneficial Owner's continuing to hold such shares as a result of the Auction, (B) a Submitted Bid of a Potential Beneficial Owner that resulted in such Potential Beneficial Owner's purchasing such shares as a result of the Auction or (C) a Submitted Hold Order. For the avoidance of doubt, only one Broker-Dealer shall be considered to have placed a particular Preferred Share at any particular Auction for purposes of this Section 3.5(a).

IV.   THE AUCTION AGENT.

      4.1   Duties and Responsibilities.

            (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any Person.

            (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

            (c) In the absence of willful misconduct or gross negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been grossly negligent in ascertaining (or failing to ascertain) the pertinent facts.

      4.2   Rights of the Auction Agent.

            (a) The Auction Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting in accordance with, any communication authorized by this Agreement and any proper written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine and appropriately authorized. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent reasonably believes in good faith, after reasonable inquiry, to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Fund or with the Broker-Dealers or with both.

            (b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel, shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon.

            (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder. Unless otherwise instructed by the Fund in writing, the Auction Agent (i) shall not be obligated to invest any money received by it hereunder and (ii) shall be under no liability for interest on any money received by it hereunder.

            (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

            (e) The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

            (f) The Auction Agent shall not be required to, and does not, make any representations as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own and those of its authorized officers.

            (g) Any corporation into which the Auction Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Auction Agent shall be a party, or any corporation succeeding to the Dealing and Trading business of the Auction Agent shall be the successor of the Auction Agent hereunder, with the consent of the Fund but without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where any instrument of transfer or assignment may be required by law to effect such succession, anything herein to the contrary notwithstanding.

            (h) All the rights, privileges, immunities and protections granted to the Auction Agent herein are deemed granted to the Paying Agent and The Bank of New York in any of the capacities it undertakes in connection with this Agreement.

            (i) Whenever in the administration of the provisions of this Agreement, the Auction Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter may, in the absence of gross negligence or willful misconduct on the part of the Auction Agent shall be deemed to be conclusively proved and established by a certificate describing such action as requested by the Fund or the Broker Dealer, signed by the Fund or the Broker Dealer, respectively, and delivered to the Auction Agent and such certificate, in the absence of gross negligence or willful misconduct on the part of the Auction Agent, shall be full warrant to the Auction Agent for any action taken or omitted by it under the provisions of this Agreement upon the faith thereof. Upon receipt of any such certificate signed by the Fund or the Broker-Dealer, the Auction Agent shall promptly provide a copy of said certificate to the Broker-Dealer or the Fund, respectively. The Auction Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement, order, approval or other paper or document furnished by the Fund or the Broker-Dealer, except to the extent that such failure to investigate would be deemed grossly negligence.

V.    MISCELLANEOUS.

      5.1   Termination.

      Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if the Broker-Dealer is Lehman Brothers Inc., either Lehman Brothers Inc. or the Auction Agent may terminate this Agreement only upon 60 days' prior written notice to the other party and to the Fund. This Agreement shall automatically terminate upon the redemption of all outstanding Preferred Shares or upon termination of the Auction Agent Agreement.

      5.2   Force Majeure

      Neither party to this Agreement shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; acts of terrorism; interruptions, loss or malfunctions or utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the parties shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

5.3      Participant in Securities Depository; Payment of Dividends in Same-Day
         Fund.

         (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

         (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the Preferred Shares available in same-day Fund on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

5.4      Agent Member.

         At the date hereof, BD is a participant of the Securities Depository.

5.5      Communications.

         Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

If to the Auction Agent,
addressed to:                     The Bank of New York
                                  Corporate Trust Administration
                                  100 Church Street, 8th Floor
                                  New York, New York  10286
                                  Attention: Dealing and Trading Group - Auction
                                  Desk
                                  Telephone No.: (212) 437-6166
                                  Facsimile No.: (212) 437-6123

If to the BD,                     [NOTICE INFORMATION OF BD]
addressed to:

         or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

5.6      Entire Agreement.

         This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

5.7      Benefits.

         Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, which is a third party beneficiary of this Agreement, the Auction Agent and BD and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

5.8      Amendment; Waiver.

         (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

         (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

5.9      Successors and Assigns.

         This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party.

5.10     Severability.

         If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

5.11     Execution in Counterparts.

         This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

5.12     Governing Law, Jurisdiction, Waiver of Trial By Jury.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK). THE PARTIES AGREE HERETO THAT ALL ACTIONS AND PROCEEDINGS ARISING OUT

OF THIS BROKER-DEALER AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK.

         EACH PARTY WAIVES ANY OBJECTION THAT IT MAY HAVE THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK AND STATE OF NEW YORK WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. EACH OF THE PARTIES HERETO ALSO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                 THE BANK OF NEW YORK, As Auction Agent



                                 By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                 [NAME OF BD]



                                 By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

                              SETTLEMENT PROCEDURES

         Capitalized terms used herein shall have the respective meanings specified in the Second Amended and Restated By-laws.

         (a) On each Auction Date, the Auction Agent shall notify by telephone, or through the Auction Agent's auction processing system, the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner of:

         (i)      the Applicable Rate fixed for the next succeeding Dividend
Period;

         (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

         (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or a Sell Order on behalf of a Beneficial Owner, the number of Preferred Shares, if any, to be sold by such Beneficial Owner;

         (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Beneficial Owner, the number of Preferred Shares, if any, to be purchased by such Potential Beneficial Owner;

         (v) if the aggregate number of Preferred Shares to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of Preferred Shares to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of Preferred Shares and the number of such Preferred Shares to be purchased from one or more Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Potential Beneficial Owners on whose behalf each of such Buyer's Broker-Dealers acted;

         (vi) if the aggregate number of Preferred Shares to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of Preferred Shares to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of Preferred Shares and the number of such Preferred Shares to be sold to one or more Potential Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Beneficial Owners on whose behalf each of such Seller's Broker-Dealers acted; and

         (vii) the Auction Date of the next succeeding Auction with respect to the Preferred Shares.

         (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner shall:

         (i) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Beneficial Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of Preferred Shares to be purchased pursuant to such Bid against receipt of such Preferred Shares and advise such Potential Beneficial Owner of the Applicable Rate for the next succeeding Dividend Period;

         (ii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Beneficial Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Beneficial Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of Preferred Shares to be sold pursuant to such Order against payment therefor and advise any such Beneficial Owner that will continue to hold Preferred Shares of the Applicable Rate for the next succeeding Dividend Period;

         (iii) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

         (iv) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

         (v) advise each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

         (c) On the basis of the information provided to it pursuant to (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Beneficial Owner or a Beneficial Owner shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to (b)(i) above and any Preferred Shares received by it pursuant to (b)(ii) above among the Potential Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) or (a)(vi) above.

         (d) On each Auction Date:

         (i) each Potential Beneficial Owner and Beneficial Owner shall instruct its Agent Member as provided in (b)(i) or (ii) above, as the case may be;

         (ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Beneficial Owner delivering Preferred Shares to such Broker-Dealer pursuant to (b)(ii) above the amount necessary to purchase such Preferred Shares against receipt of such Preferred Shares, and (B) deliver such Preferred Shares through the

Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

         (iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member) identified pursuant to (a)(vi) above the amount necessary to purchase the Preferred Shares to be purchased pursuant to (b)(i) above against receipt of such Preferred Shares, and (B) deliver such Preferred Shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

         (e) On the day after the Auction Date:

         (i) each Bidder's Agent Member referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described in
(b)(i) or (ii) above, and the Securities Depository shall execute such transactions;

         (ii) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(ii) above, and the Securities Depository shall execute such transactions; and

         (iii) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(iii) above, and the Securities Depository shall execute such transactions.

         (f) If a Beneficial Owner selling Preferred Shares in an Auction fails to deliver such Preferred Shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Beneficial Owner on behalf of which it submitted a Bid that was accepted a number of whole Preferred Shares that is less than the number of Preferred Shares that otherwise was to be purchased by such Potential Beneficial Owner. In such event, the number of Preferred Shares to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of Preferred Shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or non-delivery of Preferred Shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agency Agreement and the Broker-Dealer Agreements.

                                    EXHIBIT B

                              THE BANK OF NEW YORK
                                AUCTION BID FORM

Submit To:                               Issue:

The Bank of New York                     Money Market Cumulative Preferred
Corporate Trust Administration           Shares of Lehman Brothers/First Trust
100 Church Street, 8th Floor             Income Opportunity Fund
New York, New York  10286
Attention: Dealing and Trading Group -
         Auction Desk
Telephone No.: (212) 437-6166
Facsimile No.: (212) 437-6123
The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:
               --------------------------------------

                                BENEFICIAL OWNER

Shares now held                            HOLD
                --------------------------      ---------------------------

                                                 BID at rate of
                                                                ----------------
                                                 SELL
                                                      ----------------

                           POTENTIAL BENEFICIAL OWNER

                                           # of Preferred Shares___________
                                           BID at rate of___________ Notes:

         (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

         (2) If one or more Bids covering in the aggregate more than the number of outstanding Preferred Shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

         (3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of Preferred Shares not greater than the number of Preferred Shares currently held.

         (4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

         (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

         (6) An Order must be submitted in whole Preferred Shares of Preferred Shares with an aggregate liquidation preference of $25,000.

                  ---------------------------------------------------------

                  -----------------------------------------

                  Authorized Signature:
                                       --------------------
                                       Name:
                                       Title:

                                    EXHIBIT C

  (Note: To be used only for transfers made other than pursuant to an Auction)

                                  TRANSFER FORM

         Re:
               -----------------------------------------------------------------
               ("Preferred Shares")

We are (check one):

               [  ]     the Existing Holder named below;

               [  ]     the Broker-Dealer for such Existing Holder; or

               [  ]     the Agent Member for such Existing Holder.

         We hereby notify you that such Beneficial Owner has transferred
                                                                        --------
Preferred Shares to
                   ---------------------------------------



                                      ------------------------------------------
                                      (Name of Existing Holder)


                                      ------------------------------------------
                                      (Name of Broker-Dealer)


                                      ------------------------------------------
                                      (Name of Agent Member)




By:
     ---------------------------------------
     Printed Name:
     Title:

                                    EXHIBIT D

          (Note: To be used only for failures to deliver or to pay for Preferred Shares sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

         We are a Broker-Dealer for _____________________ (the "Purchaser"), which purchased _____ Preferred Shares of ______________________________________
in the Auction held on ____________________ from the seller of such Preferred Shares.

         We hereby notify you that (check one):

______ the Seller failed to deliver such Preferred Shares to the Purchaser.

______ the Purchaser failed to make payment to the Seller upon delivery of such Preferred Shares.

                                      Name:
                                           -------------------------------------



                                      By:
                                           -------------------------------------
                                           Printed Name:
                                           Title:


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